SELLERS' ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is executed this 16th day of January, 1997, by and among Mako Marine International, Inc., a Florida corporation ("Seller"), Credit America Venture Capital, Inc., a Florida corporation ("CAVC"), Tracker Marine, L.P., a Missouri limited partnership
("Purchaser"), and SunTrust Bank, Miami N.A., a national banking association ("Agent"). (All initially capitalized terms utilized herein, unless specifically otherwise defined herein, shall have the meaning assigned to such terms in the "Letter Agreement," as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to Stock Purchase Agreements each dated December 4, 1996, by and between Purchaser and Seller and Purchaser and CAVC, respectively, Purchaser is acquiring certain shares of Common Stock of Seller; and

         WHEREAS, Purchaser, Seller and CAVC are concurrently herewith entering into a Letter Agreement ("Letter Agreement") dated the date hereof with respect to the matters contained herein; and

         WHEREAS, pursuant to the Letter Agreement, CAVC has agreed to place $1,310,000 in an escrow account (the "Escrow Account"), as hereinafter described as security for certain obligations of CAVC under the Letter Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained and intending to be legally bound, the parties hereto agree as follows:

         1. Purpose of the Escrow Account. The Escrow Account is being established to provide funds to satisfy claims against CAVC pursuant to the Letter Agreement.

         2. Appointment of Agent. Each of Purchaser, Seller and CAVC hereby appoints the Agent as escrow agent in accordance with the terms and conditions set forth herein, and Agent hereby accepts such appointment.

         3. Delivery of Escrow Account to Agent. Upon execution hereof, there will be deposited with Agent on behalf of CAVC the sum of $1,310,000 (the "Escrow Deposit").

         4. Maintenance of the Escrow Account. Agent shall maintain the Escrow Deposit in the Escrow Account. The Escrow Account shall be a special purpose segregated escrow account maintained in the name of the Agent, as escrow agent

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under this Agreement.  During the term of this  Agreement,  Agent agrees to hold the Escrow Deposit and accumulated income thereon in the Escrow Account in escrow, to invest the Escrow Deposit in Permitted Investments as directed by CAVC and to disburse amounts in the Escrow Account (including any income on the Escrow Deposit) in accordance with the terms of this Agreement. As used herein, the term "Permitted Investments" shall mean (a) obligations issued by, or the principal of interest of which is fully guaranteed by, the United States of America or any agency or instrumentality thereof; (b) commercial paper rated A-1 or A-1+ by Standard & Poors or P-1 by Moody's; (c) obligations issued by, or the principal of and interest on which is fully guaranteed by, any state and which are rated AA (or its equivalent) or better by Standard & Poors or Moody's; (d) certificates of deposit, bankers' acceptances, or money market accounts issued by or established with any commercial bank whose certificates of deposit, other deposits, or banker's acceptances are rated A-1 or A-1+ by Standard & Poor's or P-1 by Moody's; (e) SEC registered money market funds invested in Permitted Investments defined herein; or (f) any other investment approved by CAVC. CAVC shall pay any applicable federal and state income taxes in respect of any income from amounts in the Escrow Account. Until otherwise advised in writing by CAVC and delivered to Agent, upon receipt of the Escrow Deposit, Agent shall invest the Escrow Deposit in its STI Classic US Government Money Market Fund for which affiliates of Agent act as investment advisors.

         5. Income Disbursements. On the first business day of each calendar quarter, Escrow Agent shall disburse to CAVC all cash actually received by it as income on the Escrow Deposit.

         6. Claims Procedure.

         (a) At any time or from time to time during the term hereof, Seller may give written notice (a "Notice") to the Agent, with a copy thereof to CAVC, for distribution of the Escrow Account (i) in satisfaction of any claim of Seller for Cleanup Costs for which CAVC is responsible pursuant to the Letter Agreement (each, a "Distribution") or (ii) as a release of funds to CAVC pursuant to the Letter Agreement. Each Notice shall briefly set forth:

                  A.       the  dollar  amount  of  the  Distribution   ("Dollar
                           Amount") and whether the recipient thereof is Seller or CAVC;

                  B. if the recipient is CAVC, the method of calculation of the Distribution pursuant to the Letter Agreement;



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                  C.       if the recipient is the Seller:

                           (1) the nature, basis and Dollar Amount of the Cleanup Costs for which the Notice is given; and

                           (2) a representation that CAVC is responsible for and is required to pay such Cleanup Costs under the terms of the Letter Agreement.

                  D. a certification that a copy of such Notice has been delivered to CAVC in accordance with the provisions of Section 11 hereof.

         (b) On the tenth day after the Notice is delivered by Agent to CAVC, Agent shall disburse from the Escrow Account the Dollar amount specified in the Notice, as directed by Seller, unless Agent receives a written direction directing Agent not to make such disbursement ("Notice of Direction"), signed by CAVC within such 10-day period, accompanied by a certification from CAVC that a copy of such Notice of Direction has been delivered to Seller in accordance with the provisions hereof.

         (c) If a Notice of Direction is received, Agent shall continue to hold the Dollar Amount in escrow and shall disburse the Dollar Amount only upon either (A) receipt of joint written instructions from CAVC and Seller, or (B) receipt from either CAVC or Seller of a notice enclosing a certified copy of a court or arbitrator's order, together with a certification from the court or arbitrator or opinion of counsel to the effect that such order is a final order in respect of which there is no further right of appeal, directing Agent as to the manner in which the Dollar Amount is to be disbursed, in which event Agent shall act in accordance with such order.

         (d) Notwithstanding anything contained in Sections 6(a), (b) and (c) of this Agreement, in the event that Agent receives either (i) a joint written instruction from CAVC and Seller directing the Agent as to the manner in which the Escrow Deposit, or any portion thereof, is to be disbursed or (ii) a notice from either CAVC or Seller enclosing a certified copy of a court or arbitrator's order, together with a certification from the court or arbitrator or opinion of counsel to the effect that such order is a final order in respect of which there is no further right of appeal, directing Agent as to the manner in which the Escrow Deposit or any portion thereof, is to be disbursed, in either case the Agent shall act in accordance therewith.

         (e) Any amount  paid as a  Distribution  in  accordance  with the terms


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hereof  shall no longer be deemed a part of the Escrow  Account or  otherwise be subject to the provisions of this Agreement.

         7. Distribution of Escrow Account.

         The Escrow Account shall be held by the Agent until the final disposition of the monies and properties held in escrow hereunder (the "Termination Date").

         8. Exculpation and Indemnification of Agent.

         (a) Agent shall have no duties or responsibilities other than those expressly set forth herein. Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to Agent relating to the amount in the Escrow Account under this Agreement, Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

         (b) Agent shall not be liable to any of the parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by Agent to be genuine and to be signed or presented by the proper person or persons. Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any other terms thereof, unless evidenced by a writing delivered to Agent signed by the proper party or parties and, if the duties of Agent are affected (other than a termination of Agent), unless it shall give its prior written consent thereto.

         (c) Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by Agent pursuant to the provisions hereof. Agent shall not be liable to any of the parties hereto


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or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided Agent has complied with the provisions of Section 4 hereof.

         (d) To the extent that Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, Agent may pay such taxes. Agent may withhold from any payment of monies held by it hereunder such amount as Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 8(e) hereof.

         (e) Agent will be indemnified and held harmless jointly and severally by CAVC and Seller from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies. Promptly after the receipt by Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, Agent shall, if a claim in respect thereof is to be made against any party hereto, any of such parties notify the parties in writing, but the failure by Agent to give such notice shall not relieve any of such parties from any liability which such parties may have to Agent hereunder.

         (f) For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

         9. Termination of Agreement and Resignation of Agent.

         (a) This Agreement may be terminated by mutual agreement of the parties and shall terminate on the Termination Date, provided that the rights of Agent and the obligations of the other parties hereto under Sections 8 and 10 shall survive the termination hereof.

         (b) Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving the parties hereto at least 60 days' notice thereof. As soon as practicable after its resignation, Agent shall turn over to



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a successor escrow agent appointed by the parties hereto all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the 60-day period following such notice of resignation, Agent may deposit the aforesaid monies and property with any court it deems appropriate.

         10. Compensation of Agent. Agent shall receive as compensation for services pursuant to this Agreement an administration fee of $2,000 per annum, to be borne equally by CAVC and Purchaser. Agent shall be entitled to reimbursement for all actual and reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable fees and disbursements of outside counsel, such expenses to be borne equally by CAVC and Purchaser.

         11. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or Federal Express or other overnight courier service, shall be deemed given when delivered by hand or, if delivered by courier, when received, and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall have designated as to itself from time to time in writing delivered in like manner.

         If to CAVC:                   7358 Pine Forest Circle
                                       Lake Worth, Florida 33463
                                       Attention:  President

         If to Seller:                 Mako Marine International, Inc.
                                       4355 N.W. 128 Street
                                       Miami, Florida 33054
                                       Attention:  President

         If to Purchaser:              Tracker Marine, L.P.
                                       1915-C South Campbell
                                       Springfield, Missouri 65809
                                       Attention:  Mr. Kenneth Borroughs

         If to Agent:                  SunTrust Bank, Miami N.A.
                                       777 Brickell Avenue
                                       Miami, Florida  33131
                                       Attn:  Corporate Trust Department

         12. Miscellaneous.

         (a) In the event of any disagreement regarding the interpretation of this Agreement, or the rights and obligations set forth herein, or the propriety of any action contemplated to be taken by Agent hereunder, Agent may, in its sole discretion, continue to hold the Escrow Deposit until such time as Agent


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shall be entitled to disburse the Escrow Deposit in accordance with the terms of this Agreement, or file an action in interpleader to resolve such disagreement. Agent shall be jointly and severally indemnified by CAVC and Seller for all costs, including reasonable attorneys' fees and costs at the pre- trial, trial and appellate levels, in connection with the aforementioned interpleader action, and shall be fully protected in suspending all or a part of its activities under this Agreement, except for its obligations under Sections 4 and 5 hereof, which it shall continue to perform, until a final judgment as to which there is no further rights of appeal in the interpleader action is received.

         (b) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby", "hereof", "hereto", "hereunder" and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, corporation, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

         (c) This Agreement shall be binding upon and inure to the benefit of each party's respective successors and assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed among Agent, Purchasers' Designee and Sellers' Designee. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 12(c)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

         (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

         (e) If the date on which or by which Agent is required to take any action under this Agreement is a day on which Agent is not open for the transaction of banking business, then the time for performance of such action shall be extended to the next day on which Agent is open for the transaction of banking business.


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         13.  Execution in  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                          MAKO MARINE INTERNATIONAL, INC.


                                          By:    /s/ Douglas W. Baena
                                          Title: President and Chief Executive
                                                 Officer


                                          TRACKER MARINE, L.P., a limited
                                          partnership

                                          By: JLM MANAGEMENT COMPANY
                                              GENERAL PARTNER


                                              By:     /s/ Kenneth Burroughs
                                              Title:  President



                                          CREDIT AMERICA VENTURE CAPITAL,
                                          INC.


                                          By:    /s/ Douglas W. Baena



                                          AGENT

                                          SUNTRUST BANK, MIAMI N.A.


                                          By:     /s/ Eric M. McKenna
                                          Title:  Corporate Trust Officer
                                                  Vice President



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